Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 15, 2024, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Paycom Software, Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said reports in the Registration Statements of Paycom Software, Inc. on Forms S-8 (File Nos. 333-271544, 333-229260 and 333-204134).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma February 15, 2024